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                                                                   EXHIBIT 10(a)

                               FOURTH AMENDMENT TO
                           CREDIT AGREEMENT AND WAIVER



        THIS FOURTH AMENDMENT ("Amendment") dated as of March 31, 2003, by and among the borrowers listed on Schedule 1 (collectively "Companies") and Comerica Bank, a Michigan banking corporation ("Bank").

                                    RECITALS:

        A. Companies and Bank entered into a Credit Agreement dated as of April 25, 2001 which was amended by three amendments ("Agreement").

        B. Companies and Bank desire to amend the Agreement as hereinafter set forth.

        NOW, THEREFORE, the parties agree as follows:

        1. The definitions of Consolidated Adjusted Net Income, Consolidated Cash Flow Coverage Ratio (Environmental), Measuring Period and Revolving Credit Maturity Date set forth in Section 1 of the Agreement are amended to read in their entireties as follows and the definition of Consolidated Cash Flow Coverage Ratio (Operating) is deleted:

               "Consolidated Adjusted Net Income" shall mean as of any date of determination thereof net income from continuing operations of Detrex and its consolidated Subsidiaries for the applicable Measuring Period (determined without giving effect to extraordinary gains or extraordinary losses), determined in accordance with GAAP, as consolidated in accordance with GAAP, less to the extent added in calculating such net income, the amount of any recoveries in environmental reserves (net of applicable taxes) and plus to the extent deducted in calculating such net income, the amount of any non-cash environmental expense accrued to environmental reserves (net of applicable taxes), any charges taken in connection with the closing of any facility of Detrex or any of its Subsidiaries, and any non-cash pension expense.

               "Consolidated Cash Flow Coverage Ratio (Environmental)" shall mean as of any date of determination thereof, a ratio, the numerator of which is Consolidated Adjusted Net Income for the applicable Measuring Period, plus depreciation and amortization expenses for such period, of Detrex and its consolidated Subsidiaries and the denominator of which is the sum of unfunded Capital Expenditures, payments on capital leases and dividends paid or payable during such period, of Detrex and its consolidated Subsidiaries plus the amount of all payments of principal paid or payable by Detrex and its consolidated Subsidiaries during such period, plus, to the extent not reflected in the calculation of Consolidated Adjusted Net Income, the amount of any cash expenditures


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        during such period by Detrex and its consolidated Subsidiaries which are deductions from long term or short term environmental reserves and all cash pension expenditures, all as determined in accordance with GAAP, as consolidated in accordance with GAAP.

                "Measuring Period" shall for any date of the determination ending on or before December 31, 2003, the period from January 1, 2003 through such date of determination and for any date of determination occurring after December 31, 2003 shall mean the four preceding fiscal quarters ending on such date.

                "Revolving Credit Maturity Date" shall mean May 1, 2004.

        2. Section 9.1 of the Agreement is amended to read in its entirety as follows:

               "Permit the Consolidated Cash Flow Coverage Ratio (Environmental) at any time to be less than the following amounts during the periods specified below:

               June 30, 2003 through September 29, 2003          0.8 to 1.0
               September 30, 2003 through December 30, 2003      0.9 to 1.0
               December 31, 2003 and thereafter                  1.0 to 1.0"


        3. Section 9.2 of the Agreement is amended to read in its entirety as follows:

           "Permit Consolidated Tangible Net Worth at any time to be less than $5,840,000."

        4. Companies violated the provisions of Section 9.2 for the period ended December 31, 2002 and the provisions of Sections 9.1 and 9.2 for the period ended March 31, 2003 ("Covenant Violations"). Bank hereby waives any event of default arising from the Covenant Violations. This waiver shall not act as a consent or waiver of any other transaction, act or omission, whether related or unrelated thereto, including any noncompliance with such covenants for any period other than the periods ended on December 31, 2002 and March 31, 2003, as applicable. This waiver shall not extend to or affect any obligation, covenant, agreement or default not expressly waived hereby.

        5. Companies hereby represent and warrant that, after giving effect to the amendments and waiver contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within each Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of any Company's Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of each Company set forth in Sections 7.1 through 7.15 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof;
(c) the continuing representations and warranties of each


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Company set forth in Section 7.16 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Companies in accordance with Section 8.1 of the Agreement; and
(d) no Event of Default (as defined in the Agreement) or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, as hereby amended, has occurred and is continuing as of the date hereof.

        6. Except as expressly provided herein, all of the terms and conditions of the Agreement remain unchanged and in full force and effect.

        7. This Amendment shall be effective upon execution of this Agreement by Companies and the Bank.

        IN WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK                               DETREX CORPORATION



By:__________________________________       By:_________________________________
                                                   Robert M. Currie

Its:__________________________________      Its:   Secretary


                                            THE ELCO CORPORATION



                                            By:_________________________________
                                                   Robert M. Currie

                                            Its:   Secretary



                                            HARVEL PLASTICS, INC.



                                            By:_________________________________


                                            Its:________________________________



                                            S.O. REALTY, INC.



                                            By:_________________________________
                                                   Robert M. Currie

                                            Its:   Secretary





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                                   SCHEDULE 1



Detrex Corporation

The Elco Corporation

Harvel Plastics, Inc.

S.O. Realty, Inc.





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